Exhibit 10.21

TRUST AGREEMENT
OF
BC EXCHANGE [●] DST,
a Delaware statutory trust

DATED AS OF
[●], [●]

BY AND AMONG

BC EXCHANGE [●] TRS LLC,
a Delaware limited liability company,
AS DEPOSITOR,
BC EXCHANGE [●] MANAGER LLC,
a Delaware limited liability company,
AS MANAGER & SIGNATORY TRUSTEE,

AND

THE CORPORATION TRUST COMPANY,
AS DELAWARE TRUSTEE

i

ii

TRUST AGREEMENT
OF
BC EXCHANGE [●] DST,
A DELAWARE STATUTORY TRUST
This TRUST AGREEMENT, dated as of [●], [●] (as the same may be amended or supplemented from time to time, this “Trust Agreement”) of BC Exchange [●] DST (the “Trust”), is made by and among BC Exchange [●] TRS LLC, a Delaware limited liability company (as the “Depositor”), BC Exchange [●] Manager LLC, a Delaware limited liability company, as Manager and Signatory Trustee, and the Corporation Trust Company of Delaware (“CTC”) as Delaware Trustee.
RECITALS
A.    On [●], [●], the Trust purchased from [●], a [●] (the “Seller”) that certain real property located in [●] as more particularly described on Exhibit A (the “Land Parcel”; together with all of Predecessor Owner’s right, title and interest in and to (A) the adjacent streets, roads, alleys, strips, gores, easements, rights of ingress or egress, rights-of-way, reversionary rights, and any other interests in, on, or to any land, highway, street, road or avenue, open or proposed, in, on, across, in front of, abutting or adjoining the Land Parcel, and any awards made or to be made in connection therewith, and (B) the air rights or development rights, if any, owned by Predecessor Owner appertaining to or otherwise benefitting the Land Parcel, and together with all of the Predecessor Owner’s right, title and interest, if any, in all buildings, structures, fixtures and improvements located on the Land Parcel, collectively, the “Real Estate”).
B.    Concurrent with the acquisition of the Real Estate, the Real Estate became subject to the Master Lease (as hereinafter defined).
C.    It is anticipated that certain Persons (as hereinafter defined) will acquire Class 1 Beneficial Interests (as hereinafter defined) in the Trust in exchange for payment of money to the Trust and become Class 1 Beneficial Owners (as hereinafter defined) in accordance with the provisions of this Trust Agreement, which money will be distributed to the Depositor (as hereinafter defined) in whole or partial redemption of the Beneficial Interest held by the Depositor.
E.    The Trust will retain BC Exchange [●] Manager LLC, a Delaware limited liability company, as the Manager of the Trust to undertake certain actions and perform certain duties that would otherwise be performed by the Trust.
NOW, THEREFORE, in consideration of the mutual agreements contained in this Trust Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE 1
DEFINITIONS AND INTERPRETATION

Section 1.1    Definitions. Capitalized terms used in this Trust Agreement shall have the following meanings:
“Acquisition Agreement” has the meaning given to such term in Recital A.
“Acquisition Date” means the date on which the Trust acquires the Real Estate.
“Acquisitions” has the meaning given to such term in Recital A.
“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.
“Beneficial Interest” means a beneficial interest in the Trust, as such term is used in the Statutory Trust Act, all of which interests shall be either Class 1 Beneficial Interests (which may, for the avoidance of doubt, be issued in multiple types as described herein) or Class 2 Beneficial Interests.
“Beneficial Owner” means each Person who, at the time of determination, holds a Beneficial Interest as reflected on the most recent Ownership Records.
“Business Day” is any day other than on Saturday, Sunday or legal holiday in the State of Delaware.
“CTC” means the Corporation Trust Company.
“Cause” shall mean willful misconduct, bad faith, fraud or gross negligence, as determined by arbitration under the procedures described in Section 10.11.
“Certificate of Trust” means the certificate of trust of the Trust in substantially the form of Exhibit C.
“Class 1 Beneficial Interests” means the Beneficial Interests held by the Investors.
“Class 2 Beneficial Interest” means the Beneficial Interest held by the Depositor.
“Class 1 Beneficial Owners” means the Investors.
“Class 2 Beneficial Owner” means the Depositor.
“Closing Date” means that date of the first sale of Beneficial Interests in the Trust to the Investors.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Conversion Notice” means the notice, in substantially the form of Exhibit G, issued by the Depositor to the Delaware Trustee and the Manager stating that the provisions of Section 3.2(c) shall become effective upon receipt of the notice by the Delaware Trustee.
“Delaware Trustee” means the Person serving, at the time of determination, as the Delaware Trustee under this Trust Agreement. As of the Effective Date, the Delaware Trustee is CTC.
“Effective Date” means the date of this Trust Agreement as specified in the introductory paragraph of this Trust Agreement.
“Exhibit” means an exhibit attached to this Trust Agreement, unless otherwise specified.
“Investors” means the purchasers of Class 1 Beneficial Interests in the Trust.
“LP” has the meaning given to such term in Section 9.2.
“Manager” means the Person serving, at the time of determination, as the manager under this Trust Agreement. As of the Effective Date, the Manager is BC Exchange [●] Manager LLC, a Delaware limited liability company.
“Manager Covered Expenses” has the meaning given to such term in Section 5.4.
“Manager Indemnified Persons” has the meaning given to such term in Section 5.4.
“Master Lease” means that master lease agreement between the Master Tenant and the Trust, relating to the Real Estate, together with all amendments, supplements and modifications thereto.
“Master Tenant” means BC Exchange [●] Master Tenant LLC, a Delaware limited liability company.
“Offered Interest” means a Class 1 Beneficial Interest, or portion thereof, that is being offered for sale pursuant to a Third-Party Offer.
“Offerees” means, with respect to a Third-Party Offer, the Manager and each Class 1 Beneficial Owner other than the Selling Beneficial Owner.
“Ownership Records” means the records maintained by the Manager, substantially in the form of Exhibit D, indicating from time to time the name, mailing address, and Percentage Share of each Beneficial Owner, which records shall initially indicate the Depositor as the sole Beneficial Owner and shall be revised by the Manager contemporaneously to reflect the issuance of Beneficial Interests in accordance with this Trust Agreement, changes in mailing addresses, or other changes.
“Percentage Share” means, for each Beneficial Owner, the percentage of the aggregate Beneficial Interests in the Trust held by such Beneficial Owner as reflected on the most recent Ownership Records. For the avoidance of doubt, the sum of (i) the Percentage Share of the Class 1 Beneficial Interests and (ii) the Percentage Share of the Class 2 Beneficial Interests at all times shall be one hundred percent (100%).
“Permitted Investment” has the meaning set forth in Section 7.3.

“Permitted Transfer” means (a) the transfer of a Class 1 Beneficial Interest (i) by devise, descent or by operation of law upon the death of a Class 1 Beneficial Owner or the member, partner, or stockholder of a Class 1 Beneficial Owner or (ii) by an individual to a trust or other entity created for estate planning purposes primarily for the benefit of such individual or (b) the transfer of a Class 2 Beneficial Interest by the Depositor to an Affiliate.
“Person” means a natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust, statutory trust or other organization, whether or not a legal entity, and a government or agency or political subdivision thereof.
“Purchase Agreement” means the agreement to be entered into by the Trust (through the Manager) and each Investor with respect to the acquisition of Class 1 Beneficial Interests by the Investors.
“Real Estate” has the meaning given to such term in Recital A.
“Regulations” means U.S. Treasury Regulations promulgated under the Code.
“Reserves” has the meaning given to such term in Section 7.3.
“ROFR Notice” has the meaning given to such term in Section 6.4(a).
“Secretary of State” has the meaning given to such term in Section 2.1(b).
“Section” means a section of this Trust Agreement, unless otherwise specified.
“Securities Act” means the Securities Act of 1933, as amended.
“Selling Beneficial Owner” means a Class 1 Beneficial Owner who receives a Third-Party Offer.
“Signatory Trustee” has the meaning given to such term in Section 4.8.
“Statutory Trust Act” has the meaning given to such term in Recital B.
“Third-Party Offer” means an offer, whether solicited or unsolicited, to purchase all or a portion of a Class 1 Beneficial Interest or a controlling ownership interest in the Selling Beneficial Owner that (a) is for a specified price and stated terms, (b) is made by a Person, identified therein by name and address and (c) contains all terms and conditions of the proposed purchase and sale thereof.
“Transaction Documents” means the Trust Agreement (including all agreements the forms of which are attached as exhibits thereto), the Purchase Agreement, the Master Lease, together with any other documents to be executed in furtherance of the investment activities of the Trust.
“Transfer Distribution” has the meaning given to such term in Section 9.2.

“Trust” means BC Exchange [●] DST, a Delaware statutory trust formed by and in accordance with, and governed by, this Trust Agreement.
“Trust Agreement” has the meaning given to such term in the introductory paragraph of this Trust Agreement.
“Trust Year” means (i) initially, the period of time commencing on the Acquisition Date and ending on the date that is twelve (12) months later and (ii) subsequently, each successive twelve (12) month period thereafter.
“Trustee Covered Expenses” has the meaning given to such term in Section 4.5.
“Trustee Indemnified Persons” has the meaning given to such term in Section 4.5.
“Trust Estate” means all of the Trust’s right, title, and interest in and to the Master Lease, the Real Estate, and any and all other property and assets (whether tangible or intangible) in which the Trust at any time has any right, title or interest.
ARTICLE 2
GENERAL MATTERS

Section 2.1    Organizational Matters.
(a)    CTC is hereby appointed as the Delaware Trustee, and CTC hereby accepts such appointment.
(b)    The Depositor hereby authorizes and directs the Delaware Trustee to execute and file the Certificate of Trust in the office of the Secretary of State of the State of Delaware (the “Secretary of State”), and authorizes the Delaware Trustee to execute and file in the office of the Secretary of State such certificates as may from time to time be required under the Statutory Trust Act or any other Delaware law.
(c)    The name of the Trust is “BC Exchange [●] DST.” The Manager shall have full power and authority, and is hereby authorized, to conduct the activities of the Trust, execute and deliver all documents (including, without limitation, the Transaction Documents) for or on behalf of the Trust, and cause the Trust to sue or be sued under its name. Any reference to the Trust shall be a reference to the statutory trust formed pursuant to the Certificate of Trust and this Trust Agreement and not to the Delaware Trustee, the Signatory Trustee or the Manager individually or to the officers, agents or employees of the Trust, the Delaware Trustee, the Signatory Trustee or the Manager.
(d)    The principal office of the Trust, and such additional offices as the Manager may determine to establish, shall be located at such places inside or outside of the State of Delaware as the Manager shall designate from time to time. As of the Effective Date, the principal office of the Trust is located c/o the Manager at 518 17th Street, 17th Floor, Denver, CO 80202.

(e)    Legal title to the Trust Estate shall be vested in the Trust as a separate legal entity.
Section 2.2    Declaration of Trust and Statement of Intent.
(a)    The Trust hereby declares that it shall hold the Trust Estate in trust for the benefit of the Beneficial Owners upon the terms set forth in this Trust Agreement.
(b)    It is the intention of the parties that the Trust constitute a “statutory trust,” the Delaware Trustee is a “trustee,” the Manager is an “agent” of the Trust, the Signatory Trustee is a co-trustee (subject to the limitations provided for in Section 4.8), the Beneficial Owners are “beneficial owners,” and this Trust Agreement is the “governing instrument” of the Trust, each within the respective meaning of such term as provided in or as used in the Statutory Trust Act.
Section 2.3    Purposes. The purposes of the Trust are to engage in the following activities: (a) to acquire the Real Estate; (b) to enter into, perform its obligations and enjoy its entitlements under the Master Lease; (c) to hold for investment and eventually dispose of the Real Estate; and (d) to take only such other actions as the Manager deems necessary to carry out the foregoing.
ARTICLE 3
PROVISIONS RELATING TO TAX TREATMENT

Section 3.1    Article 3 Supersedes All Other Provisions of this Trust Agreement. This Article 3 contains certain provisions intended to achieve the desired treatment of the Trust and Beneficial Interests for United States federal income tax purposes. To the extent of any inconsistency between this Article 3 and any other provision of this Trust Agreement, this Article 3 shall supersede and be controlling; provided, for the avoidance of doubt, that nothing in this Article 3 shall limit or impair the Trust’s power and authority to execute and deliver, and to perform its obligations under, the Transaction Documents, and further provided that the requirements of this Article 3 shall be enforceable to the maximum extent permissible under the Statutory Trust Act.
Section 3.2    Provisions Relating to Tax Treatment.
(a)    Prior to the issuance of the Conversion Notice, the sole Beneficial Owner of the Trust shall be the Depositor. The rights of the Depositor (as the Class 2 Beneficial Owner) with respect to the assets and property held by the Trust, as provided in Section 6.11, are such that the Trust will be characterized at such time as a “business entity” within the meaning of Regulation Section 301.7701-3. Because the Depositor will be the sole Beneficial Owner, the Trust will be characterized as a disregarded entity, and all assets and property of the Trust shall be treated for Federal income tax purposes as assets and property of the Depositor.
(b)    Upon the issuance of the Conversion Notice, the special rights of Depositor (as the Class 2 Beneficial Owner) set forth in Section 6.11 will terminate, as set forth in Section 6.12, and the Depositor will have the same rights as any Class 1 Beneficial Owner. At that time, the Depositor will be deemed for Federal income tax purposes to have transferred the Real Estate to a separate entity, the Trust, which will be classified for Federal income tax purposes as specified in Section 3.2(c).
(c)    It is the intention of the parties to this Trust Agreement that upon and at all times after the issuance of the Conversion Notice the Trust shall constitute an investment trust pursuant to Regulation Section 301.7701-4(c) and each Beneficial Owner shall be treated as a “grantor” within the meaning of Code Section 671. As such, the parties further intend that each Beneficial Owner shall be treated for Federal income tax purposes as if it holds a direct ownership interest in the Real Estate. Each Beneficial Owner agrees to report its interest in the Trust in a manner consistent with the foregoing and otherwise not to take any action that would be inconsistent with the foregoing. Upon and after issuance of the Conversion Notice, none of the Delaware Trustee, the Signatory Trustee, the Manager, the Beneficial Owners and/or the Trust shall have power and authority, or shall be authorized, and each of them is hereby expressly prohibited from taking, and none of them shall be allowed to take, any of the following actions, if the effect would be that such action or actions would constitute a power under the Trust Agreement to “vary the investment of the certificate holders” under Regulations Section 301.7701-4(c)(1) and Rev. Rul. 2004-86:
(i)    sell, transfer or exchange the Real Estate except as required under Article 9;
(ii)    reinvest any monies of the Trust, except to make modifications or repairs to the Real Estate permitted under this Trust Agreement or in accordance with Section 7.3;
(iii)    renegotiate the terms of any loan or enter into new financing;
(iv)    renegotiate any lease or enter into new leases, except in the case of the tenant’s bankruptcy or insolvency;
(v)    make modifications to the Real Estate (other than minor non-structural modifications) unless required by law;
(vi)    accept any capital from a Beneficial Owner (other than capital from an Investor that will be distributed to the Depositor and reduce the Depositor’s Percentage Share); or
(vii)    take any other action which would in the opinion of tax counsel to the Trust cause the Trust to be treated as a business entity for federal income tax purposes; or.
The Trust shall hold the Trust Estate for investment purposes and only lease the Real Estate to the Master Tenant. The activities of the Trust with respect to the Trust Estate shall be limited to the activities which are customary services in connection with the maintenance and repair of the Real Estate and none of the Delaware Trustee, the Signatory Trustee, Beneficial Owners, the Manager nor their agents shall provide non-customary services, as such term is defined in Code Sections 512 and 856 and Rev. Rul. 75-374, 1975-2 C.B. 261. The Trust shall conduct no business other than as specifically set forth in this Section 3.2. Without limiting the generality of the foregoing, upon and after issuance of the Conversion Notice, (A) none of the Delaware Trustee, the Signatory Trustee, the Manager, the Beneficial Owners and the Trust shall have any power or authority to undertake any actions that are not permitted to be undertaken by an entity that is treated as a “trust” within the meaning of Regulations Section 1.7701-4 and not treated as a “business entity” within the meaning of Regulations Section 1.7701-3, and (B) this Trust Agreement shall be interpreted and enforced so as to be in compliance with the requirements of Rev. Rul. 2004-86, 2004-33 I.R.B. 191.
For Federal income tax purposes, after issuance of the Conversion Notice, the Trust is intended to be and shall constitute an investment trust pursuant to Regulations Section 301.7701-4(c) and a “grantor trust” under Subpart E of Part 1, Subchapter J of the Code (Code Sections 671 - 679) and shall not constitute a “business entity.”
ARTICLE 4
CONCERNING THE DELAWARE TRUSTEE AND THE SIGNATORY TRUSTEE

Section 4.1    Power and Authority of the Delaware Trustee. The Delaware Trustee shall have the power and authority, and is hereby authorized and empowered, to (a) accept legal process served on the Trust in the State of Delaware; and (b) execute any certificates that are required to be executed under the Statutory Trust Act and file such certificates in the office of the Secretary of State, and take such action or refrain from taking such action under this Trust Agreement as may be directed in a writing delivered to the Delaware Trustee by the Manager; provided, however, that the Delaware Trustee shall not be required to take or to refrain from taking any such action if the Delaware Trustee shall believe, or shall have been advised by counsel, that such performance is likely to involve the Delaware Trustee in personal liability or to result in personal liability to the Delaware Trustee, or is contrary to the terms of this Trust Agreement or of any document contemplated hereby to which the Trust or the Delaware Trustee is or becomes a party or is otherwise contrary to law. The Manager agrees not to instruct the Delaware Trustee to take any action or to refrain from taking any action that is contrary to the terms of this Trust Agreement or of any document contemplated hereby to which the Trust or the Delaware Trustee is or becomes party or that is otherwise contrary to law. Other than as expressly provided for in this Trust Agreement, the Delaware Trustee shall have no duty to take any action for or on behalf of the Trust.
Section 4.2    Delaware Trustee May Request Direction. If at any time the Delaware Trustee determines that it requires or desires guidance regarding the application of any provision of this Trust Agreement or any other document, or regarding action that must or may be taken in connection herewith or therewith, or regarding compliance with any direction it received under this Trust Agreement, then the Delaware Trustee may deliver a notice to a court of applicable jurisdiction or, in the Delaware Trustee’s sole and absolute discretion, to an arbitrator in accordance with Section 10.11, requesting written instructions as to the desired course of action, and such instructions from the court or arbitrator shall constitute full and complete authorization and protection for actions taken and other performance by the Delaware Trustee in reliance thereon. Until the Delaware Trustee has received such instructions after delivering such notice, it shall be fully protected in refraining from taking any action with respect to the matters described in such notice.

Section 4.3    Delaware Trustee’s Capacity. In accepting the trust hereby created, CTC acts solely as Delaware Trustee under this Trust Agreement and not in its individual capacity, serves the Trust solely to fulfill the Trust’s obligation pursuant to Section 3807(a) of the Statutory Trust Act to have at least one trustee who has its principal place of business in the State of Delaware, and all Persons having any claim against the Delaware Trustee by reason of the transactions contemplated by this Trust Agreement, the Transaction Documents, or any other document shall look only to the Trust Estate for payment or satisfaction thereof. Notwithstanding any provision of this Trust Agreement or any other document to the contrary, under no circumstances shall CTC, in its individual capacity or in its capacity as Delaware Trustee, (a) have any duty to choose or supervise, nor shall it have any liability for the actions or inactions of, the Manager or any officer, manager, employee, or other Person (other than CTC and its own employees), or (b) be liable or responsible for, or obligated to perform, any contract, representation, warranty, obligation or liability of the Trust, the Manager, or any officer, manager, employee, or other Person (other than CTC and its own employees); provided, however, that this limitation shall not protect CTC against any liability to the Beneficial Owners to which it would otherwise be subject by reason of its willful misconduct, bad faith, fraud or gross negligence in the performance of its duties under this Trust Agreement.
Section 4.4    Duties. None of the Delaware Trustee, CTC or any successor Delaware Trustee shall have any duty or obligation under or in connection with this Trust Agreement, the Trust, or any transaction or document contemplated by this Trust Agreement, except as expressly provided by the terms of this Trust Agreement, and no implied duties or obligations shall be read into this Trust Agreement against the Delaware Trustee, CTC or any successor Delaware Trustee. The right of the Delaware Trustee to perform any discretionary act enumerated in this Trust Agreement shall not be construed as a duty. To the fullest extent permitted by applicable law, including without limitation Section 3806 of the Statutory Trust Act, the Delaware Trustee’s, CTC’s or any successor Delaware Trustee’s duties (including fiduciary duties) and liabilities relating thereto to the Trust and the Beneficial Owners shall be restricted to those duties (including fiduciary duties) expressly set forth in this Trust Agreement and liabilities relating thereto.
Section 4.5    Indemnification. The Class 1 Beneficial Owners, jointly and severally, hereby agree to (a) reimburse the Delaware Trustee, CTC and/or any successor Delaware Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other professionals), incurred in connection with the negotiation, execution, delivery, or performance of, or exercise of rights or powers under, this Trust Agreement, (b) to the fullest extent permitted by law, indemnify, defend and hold harmless the Delaware Trustee, CTC and/or any successor Delaware Trustee, and the officers, directors, employees and agents of the Delaware Trustee and/or any successor Delaware Trustee (collectively, including the Delaware Trustee, CTC and/or any successor Delaware Trustee in its individual capacity, the “Trustee Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel and other professionals), taxes and penalties of any kind and nature whatsoever (collectively, “Trustee Covered Expenses”), to the extent that such Trustee Covered Expenses arise out of or are imposed upon or asserted at any time against any such Trustee Indemnified Persons, including without limitation on the basis of ordinary negligence on the part of any such Trustee Indemnified Persons, with respect to or in connection with this Trust Agreement, the Trust, or any transaction or document contemplated hereby; provided, however, that the Beneficial Owners or the Trust shall not be required to indemnify a Trustee Indemnified Person for Trustee Covered Expenses to the extent such Trustee Covered Expenses result from the willful misconduct, bad faith, fraud or gross negligence of such Trustee Indemnified Person, and (c) to the fullest extent permitted by law, advance to each such Trustee Indemnified Person Trustee Covered Expenses incurred by such Trustee Indemnified Person in defending any claim, demand, action, suit or proceeding, in connection with this Trust Agreement, the Trust, or any transaction or document contemplated hereby, prior to the final disposition of such claim, demand, action, suit or proceeding only upon receipt by any Class 1 Beneficial Owner of an undertaking, by or on behalf of such Trustee Indemnified Person, to repay such amount if a court of competent jurisdiction renders a final, nonappealable judgment that includes a specific finding of fact that such Trustee Indemnified Person is not entitled to be indemnified therefor under this Section 4.5. The obligations of the Class 1 Beneficial Owners under this Section 4.5 shall survive the resignation or removal of the Delaware Trustee, shall survive the dissolution and termination of the Trust, and shall survive the termination, amendment, supplement, and/or restatement of this Trust Agreement. The obligations of the Class 1 Beneficial Owners under this Section 4.5 shall be personal obligations irrespective of the sufficiency or insufficiency of the Trust Estate to satisfy any such obligations; provided, however, that the Manager shall utilize income from the Trust Estate to satisfy any such obligations prior to seeking contribution from the Beneficial Owners, which will reduce amounts that would otherwise be distributable to the Beneficial Owners. For the avoidance of doubt, pursuant to Section 3803(b) of the Statutory Trust Act, the Delaware Trustee shall not be liable to any person other than the Trust or a beneficiary of the Trust for any act, omission or obligation of the Trust or any trustee thereof and all persons having any claim against Statutory Trust Act by reason of the transactions contemplated by this Trust Agreement or any other agreement or instrument related to the Trust shall look only to the Trust Estate for payment or satisfaction thereto.
Section 4.6    Removal; Resignation; Succession. The Delaware Trustee may resign at any time by giving at least sixty (60) days’ prior written notice to the Manager. The Manager may at any time remove the Delaware Trustee for Cause by written notice to the Delaware Trustee. Cause shall only result from the willful misconduct, bad faith, fraud or gross negligence of the Delaware Trustee, as determined by arbitration under the procedures described in Section 10.11. Such resignation or removal shall be effective upon the acceptance of appointment by a successor Delaware Trustee, as hereinafter provided. In case of the removal or resignation of a Delaware Trustee, the Manager may appoint a successor by written instrument. If a successor Delaware Trustee shall not have been appointed within sixty (60) days after the giving of such notice, the Delaware Trustee or any of the Beneficial Owners may apply to any court of competent jurisdiction in the United States to appoint a successor Delaware Trustee to act until such time, if any, as a successor shall have been appointed as provided above. Any successor so appointed by such court shall immediately and without further act be superseded by any successor appointed as provided above within one (1) year from the date of the appointment by such court. Any successor, however appointed, shall execute and deliver to its predecessor Delaware Trustee an instrument accepting such appointment, and thereupon such successor, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Delaware Trustee in the trusts under this Trust Agreement with like effect as if originally named the Delaware Trustee in this Trust Agreement; provided, however, that the predecessor Delaware Trustee shall take all action required to transfer title to the Trust Estate to such successor Delaware Trustee and upon the written request of such successor, such predecessor shall execute and deliver an instrument transferring to such successor, upon the trusts in this Trust Agreement expressed, all the estates, properties, rights, powers, duties and trusts of such predecessor, and such predecessor shall duly assign, transfer, deliver and pay over to such successor all monies or other property then held by such predecessor upon the trusts in this Trust Agreement expressed. Any right of the Beneficial Owners against a predecessor Delaware Trustee in its individual capacity shall survive the resignation or removal of such predecessor, shall survive the dissolution and termination of the Trust, and shall survive the termination, amendment, supplement, and/or restatement of this Trust Agreement.
Any successor Delaware Trustee, however appointed, shall be a bank or trust company satisfying the requirements of Section 3807(a) of the Statutory Trust Act. Any corporation into which the Delaware Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Delaware Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Delaware Trustee may be transferred, shall, subject to the preceding sentence, be the Delaware Trustee under this Trust Agreement without further act.
Section 4.7    Fees and Expenses. The Delaware Trustee shall receive as compensation for its services under this Trust Agreement such fees as have been reasonably approved by the Manager. The Delaware Trustee shall not have any obligation by virtue of this Trust Agreement to spend any of its own funds, or to take any action that could result in its incurring any cost or expense.
Section 4.8    Signatory Trustee. The Manager will appoint in its sole discretion, and at all times, a co-trustee to serve with the Delaware Trustee for the purpose of performing all obligations and duties other than fulfilling the Trust’s obligations pursuant to Section 3807(a) of the Statutory Trust Act, including, but not limited to executing any documentation that may require the signature of more than one trustee of the Trust (the “Signatory Trustee”). The Trust hereby grants the Signatory Trustee the power to act and sign documents on behalf of the Trust pursuant to the terms of this Section 4.8. The Manager may appoint additional Signatory Trustees and replace any Signatory Trustee. The Signatory Trustee shall not receive any compensation for its services. The initial Signatory Trustee shall be the Manager.
ARTICLE 5
CONCERNING THE MANAGER
Section 5.1    Power and Authority. The investment activities and affairs of the Trust shall be managed exclusively by or under the direction of the Manager. The Manager shall have the power and authority, and is hereby authorized and empowered, to manage the Trust Estate and the investment activities and affairs of the Trust, subject to and in accordance with the terms and provisions of this Trust Agreement, provided that the Manager shall have no power to engage on behalf of the Trust in any activities that the Trust could not engage in directly. The Manager shall have the power and authority, and is hereby authorized, empowered, and directed by the Trust, to enter into, execute and deliver, and to cause the Trust to perform its obligations under, each of the Transaction Documents to which the Trust is or becomes a party or signatory, and in furtherance thereof, the Class 2 Beneficial Owner, at any time prior to the issuance of the Conversion Notice, may confirm such authorization, empowerment, and direction and otherwise direct the Manager in connection with the investment activities and affairs of the Trust. The Manager may freely assign its power and authority pursuant to this Article 5.
Section 5.2    Manager’s Capacity. The Manager acts solely as an agent of the Trust and not in its individual capacity, and all Persons having any claim against the Manager by reason of the transactions contemplated by this Trust Agreement, the Transaction Documents, or any other document shall look only to the Trust Estate for payment or satisfaction thereof. Notwithstanding any provision of this Trust Agreement to the contrary, the Manager shall not have any liability to any Person except for its own willful misconduct, bad faith, fraud or gross negligence.
Section 5.3    Duties.
(a)    The Manager has primary responsibility for performing the administrative actions set forth in this Section 5.3. In addition, the Manager shall have the obligations with respect to a potential sale of the Trust Estate set forth in Article 9. In performing its duties under this Agreement, the Manager will act in good faith and in the interest of the Beneficial Owners. The Manager shall not have any duty or obligation under or in connection with this Trust Agreement, the Trust, or any transaction or document contemplated hereby, except as expressly provided by the terms of this Trust Agreement, and no implied duties or obligations shall be read into this Trust Agreement against the Manager. The right of the Manager to perform any discretionary act enumerated in this Trust Agreement shall not be construed as a duty. To the fullest extent permitted by applicable law, including without limitation Section 3806 of the Statutory Trust Act, the Manager’s duties (including fiduciary duties) and liabilities relating thereto to the Trust and the Beneficial Owners shall be restricted to those duties (including fiduciary duties) expressly set forth in this Trust Agreement and liabilities relating thereto.
(b)    Without limiting the generality of clause (a) above, upon and after the issuance of the Conversion Notice, the Manager, for and on behalf of the Trust, is hereby authorized and directed to take each of the following actions necessary to conserve and protect the Trust Estate:
(i)    receiving the contribution of the Real Estate (subject to the existing leases) and entering into the Master Lease;
(ii)    collecting rents and making distributions in accordance with Article 7;

(iii)    entering into any agreement for purposes of completing tax-free exchanges of real property with a Qualified Intermediary as defined in Section 1031 of the Code;
(iv)    notifying the relevant parties of any default by them under the Transaction Documents; and
(v)    solely to the extent necessitated by the bankruptcy or insolvency of the Master Tenant or any other tenant of the Real Estate, if the Trust has not terminated under Section 9.2, entering into a new lease with respect to the Real Estate.
The foregoing notwithstanding, from and after the issuance of the Conversion Notice, under no circumstances shall the power or authority of the Manager include the ability to take any actions which would cause the Trust to cease to constitute an “investment trust” within the meaning of Regulation Section 1.7701-4(c). After issuance of the Conversion Notice, the power and authority of the Manager shall be strictly and narrowly construed so as to preserve and protect the status of the Trust as an “investment trust” for Federal income tax purposes.
(c)    The Manager shall keep customary and appropriate books and records relating to the Trust and the Trust Estate. The Manager shall maintain appropriate books and records in order to provide reports of income and expenses to each Beneficial Owner as necessary for such Beneficial Owner to prepare his/her income tax returns regarding the Trust Estate.
(d)    The Manager shall promptly furnish to the Beneficial Owners copies of all reports, notices, requests, demands, certificates, financial statements and any other writings required to be distributed to them pursuant to the Transaction Documents, unless the Manager reasonably believes the same to have been sent directly to the Beneficial Owners.
(e)    The Manager shall not be required to act or refrain from acting under this Trust Agreement if the Manager reasonably determines, or has been advised by counsel, that such actions may result in personal liability, unless the Manager is indemnified by the Trust and the Beneficial Owners against any liability and costs (including reasonable legal fees and expenses) which may result in a manner and form reasonably satisfactory to the Manager.
(f)    The Manager shall not, on its own behalf (in contrast to actions that the Manager is required to perform on behalf of the Trust), have any duty to (i) file, record or deposit any document or to maintain any such filing, recording or deposit or to refile, rerecord or redeposit any such document, (ii) obtain or maintain any insurance on the Real Estate, (iii) maintain the Real Estate, or (iv) pay or discharge any tax levied against any part of the Trust Estate.
(g)    The Manager shall manage, control, dispose of or otherwise deal with the Trust Estate consistent with its duties to conserve and protect the Trust Estate, subject to any restrictions provided in this Trust Agreement.
(h)    The Manager shall provide to each Person who becomes a Beneficial Owner a copy of this Trust Agreement at or before the time such Person becomes a Beneficial Owner.

(i)    The Manager shall provide to the Delaware Trustee and the Signatory Trustee a copy of the Ownership Records contemporaneously with each revision thereto.
Section 5.4    Indemnification. The Class 1 Beneficial Owners, jointly and severally, hereby agree to (a) reimburse the Manager for all reasonable expenses (including reasonable fees and expenses of counsel and other professionals), incurred in connection with the negotiation, execution, delivery, or performance of, or exercise of rights or powers under, this Trust Agreement, (b) to the fullest extent permitted by law, indemnify, defend and hold harmless the Signatory Trustee, the Manager, and the officers, directors, employees and agents of the Signatory Trustee or the Manager (collectively, including the Manager in its individual capacity, the “Manager Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel and other professionals), taxes and penalties of any kind and nature whatsoever (collectively, “Manager Covered Expenses”), to the extent that such Manager Covered Expenses arise out of or are imposed upon or asserted at any time against any such Manager Indemnified Persons, including without limitation on the basis of ordinary negligence on the part of any such Manager Indemnified Persons, with respect to or in connection with this Trust Agreement, the Trust, or any transaction or document contemplated hereby; provided, however, that the Class 1 Beneficial Owners shall not be required to indemnify a Manager Indemnified Person for Manager Covered Expenses to the extent such Manager Covered Expenses result from the willful misconduct, bad faith, fraud or gross negligence of such Manager Indemnified Person, and (c) to the fullest extent permitted by law, advance to each such Manager Indemnified Person Manager Covered Expenses incurred by such Manager Indemnified Person in defending any claim, demand, action, suit or proceeding, in connection with this Trust Agreement, the Trust, or any transaction or document contemplated hereby, prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by any Class 1 Beneficial Owner of an undertaking, by or on behalf of such Manager Indemnified Person, to repay such amount unless a court of competent jurisdiction renders a final, nonappealable judgment that includes a specific finding of fact that such Manager Indemnified Person is not entitled to be indemnified therefor under this Section 5.4. The obligations of the Class 1 Beneficial Owners under this Section 5.4 shall survive the resignation or removal of the Manager, shall survive the dissolution and termination of the Trust, and shall survive the termination, amendment, supplement, and/or restatement of this Trust Agreement. The obligations of the Class 1 Beneficial Owners under this Section 5.4 shall be personal obligations irrespective of the sufficiency or insufficiency of the Trust Estate to satisfy any such obligations; provided, however, that the Manager shall utilize income from the Trust Estate to satisfy any such obligations prior to seeking contribution from the Beneficial Owners, which will reduce amounts that would otherwise be distributable to the Beneficial Owners.
Section 5.5    Fees and Expenses. The Manager shall receive as compensation for its services as Manager under this Trust Agreement an annual fee in the amount of one percent (1.0%) of the gross rents payable by the Master Tenant to the Trust as landlord under the Master Lease (the “Management Fee”), which shall be payable monthly in arrears and pro-rated for any applicable portion of a calendar year. The Manager shall not have any obligation by virtue of this Trust Agreement to spend any of its own funds, or to take any action that could result in its incurring any cost or expense.
Section 5.6    Sale of Trust Estate by Manager Is Binding. Any sale or other conveyance of the Trust Estate or any part thereof by the Manager made for and on behalf of the Trust pursuant to the terms of this Trust Agreement shall bind the Trust and the Beneficial Owners and be effective to transfer or convey all rights, title and interest of the Trust and the Beneficial Owners in and to the Trust Estate.
Section 5.7    Removal/ Resignation; Succession. The Manager may resign at any time by giving at least sixty (60) days’ prior written notice to the Delaware Trustee. The Delaware Trustee may, with the prior written consent of Beneficial Owners holding more than fifty percent (50%) of the Class 1 Beneficial Interests, remove the Manager for Cause by providing written notice to the Manager, and such removal shall become effective upon the acceptance of appointment by a successor Manager, as hereinafter provided. Such notice will provide that the Manager must either resign or, in the Manager’s sole discretion, select a qualified arbitrator within thirty (30) days to dispute such claim of Cause, and such claim of Cause will then be subject to arbitration in accordance with the procedures described in Section 10.11. Cause shall only result from the willful misconduct, bad faith, fraud or gross negligence of the Manager, as determined by arbitration under the procedures described in Section 10.11. The Manager will be removed upon a determination of Cause. Any resignation or removal shall be effective upon the acceptance of appointment by a successor Manager as hereinafter provided. Any such successor Manager shall be a nationally recognized property manager in the business of managing Class A commercial real estate assets. In case of the removal or resignation of the Manager, the Delaware Trustee may appoint a successor by written instrument. If a successor Manager shall not have been appointed within sixty (60) days after the giving of such notice, the Manager or any of the Beneficial Owners may apply to any court of competent jurisdiction in the United States to appoint a successor Manager to act until such time, if any, as a successor shall have been appointed as provided above. Any successor so appointed by such court shall immediately and without further act be superseded by a successor appointed as provided above within one (1) year from the date of the appointment by such court. Any successor, however appointed, shall execute and deliver to its predecessor Manager an instrument accepting such appointment, and thereupon such successor, without further act, shall become vested with all the rights, powers and duties of the predecessor Manager in the trusts under this Trust Agreement with like effect as if originally named the Manager in this Trust Agreement; but upon the written request of such successor, such predecessor shall execute and deliver an instrument transferring to such successor, upon the trusts in this Trust Agreement expressed, all the rights, powers and duties of such predecessor. Any right of the Beneficial Owners against a predecessor Manager in its individual capacity shall survive the resignation or removal of such predecessor Manager, shall survive the dissolution and termination of the Trust, and shall survive the termination, amendment, supplement, and/or restatement of this Trust Agreement.

ARTICLE 6
BENEFICIAL INTERESTS

Section 6.1    Issuance of Class 1 and Class 2 Beneficial Interests.
(a)    The Depositor shall convey the Real Estate to the Trust, and the Trust shall issue one hundred percent (100%) of the Class 2 Beneficial Interests to the Depositor.
(b)    No earlier than three (3) days after the issuance of the Conversion Notice, one or more Investors who have executed Purchase Agreement(s) shall contribute cash to the Trust, and the Trust shall issue Class 1 Beneficial Interests to each contributing Investor in accordance with their Percentage Share. The Trust may issue multiple types of Class 1 Beneficial Interests. All Class 1 Beneficial Interests, regardless of type, are considered Class 1 Beneficial Interests for the purposes of all provisions of this Trust Agreement, and all Investors, regardless of the type of Class 1 Beneficial Interests that they receive, are considered Investors for the purposes of all provisions of this Trust Agreement.
(c)    Any Beneficial Owner shall agree, accept and become bound by, and subject to, the provisions of this Trust Agreement pursuant to (i) such Beneficial Owner’s execution of the Purchase Agreement or (ii) such Beneficial Owner’s execution of an agreement substantially in the form of Exhibit E. In addition, any Beneficial Owner of a Class 1 Beneficial Interest shall agree, accept and be bound by and subject to, and shall execute and deliver (i) a Substitute Option Agreement substantially in the form of Exhibit B and (ii) a Call Agreement substantially in the form of Exhibit H. Each Beneficial Owner hereby acknowledges and agrees that, in its capacity as a Beneficial Owner, it has no ability either to (x) petition for a partition of the assets of the Trust, (y) file a petition in bankruptcy on behalf of the Trust, or (z) take any action that consents to, aids, supports, solicits or otherwise cooperates in the filing of an involuntary bankruptcy proceeding involving the Trust.
Section 6.2    Ownership Records. The Manager shall at all times be the Person at whose office notices and demands to or upon the Trust in respect of a Beneficial Owner may be served. The Manager shall keep Ownership Records, which shall include records of the transfer and exchange of Beneficial Interests. Notwithstanding any provision of this Trust Agreement to the contrary, transfer of a Beneficial Interest in the Trust, or of any right, title or interest therein, shall occur only upon and by virtue of the entry of such transfer in the Ownership Records. In the event of any transfer permitted under the terms of this Trust Agreement, the Manager shall update the Ownership Records as soon as reasonably possible thereafter. Except as specifically permitted by Section 6.4, Section 6.5 and Section 6.6, the Beneficial Interests shall be non-transferable and may not be negotiated, endorsed or otherwise transferred to a holder. Upon request by the Delaware Trustee or the Signatory Trustee, the Manager shall furnish to the Delaware Trustee and the Signatory Trustee the most current Ownership Records containing the names, addresses and phone numbers of the Class 1 Beneficial Owners.
Section 6.3    [Intentionally Omitted].

Section 6.4    Restrictions on Transfer.
(a)    Subject to compliance with applicable securities laws, this Section 6.4 and Section 6.5 and Section 6.6, all or any portion of the Beneficial Interest of any Beneficial Owner may be assigned or transferred without the prior consent of any of the Trust, the Delaware Trustee, the Signatory Trustee, the Manager, or the other Beneficial Owners. All expenses of any such transfer shall be paid by the assigning or transferring Beneficial Owner
(b)    Right of First Refusal. Upon the receipt of a Third-Party Offer by a Selling Beneficial Owner, such Selling Beneficial Owner shall provide the Depositor notice of such Third-Party Offer, together with a true, correct and complete copy of such Third-Party Offer (collectively, the “ROFR Notice”). The Depositor will then have the right, but not the obligation, assignable in its sole and absolute discretion to any other Person, within ten (10) Business Days after Depositor’s receipt of the ROFR Notice, to elect to purchase the Offered Interest for the price and upon the terms and conditions as are contained in the Third-Party Offer by providing notice of such election to the Selling Beneficial Owner; provided, however, that the price that the Depositor or its assignee shall pay for the Offered Interest shall be reduced by any broker’s fees or commissions that would have been payable to any person under the Third-Party Offer if the Offered Interest had been sold pursuant to the Third-Party Offer. The giving of a ROFR Notice by a Selling Beneficial Owner to the Depositor shall constitute a representation and warranty by the Selling Beneficial Owner to the Offerees that the Third-Party Offer is bona fide in all respects. If the Depositor elects to purchase or assign the right to purchase the Offered Interest as described above, the closing on the sale of the Offered Interest shall take place within sixty (60) days of Depositor’s election to purchase or assign the right to purchase the Offered Interest, at a place and time to be mutually agreed between the Selling Beneficial Owner and the Depositor or other purchasing party. If the Depositor does not elect, within ten (10) days of Depositor’s receipt of the ROFR Notice, to purchase or assign the right to purchase the Offered Interest as described above, then the Selling Beneficial Owner shall be free to sell the Offered Interest to the Person who made the Third-Party Offer in accordance with the terms and conditions of the Third-Party Offer; provided, that (i) if the Offered Interest will not be sold for the price or upon the other terms and conditions stated in the Third-Party Offer for any reason, the Offered Interest may not be sold unless and until the Depositor has been given an opportunity to accept the revised Third-Party Offer in accordance with the terms and conditions of the right of first refusal contained in this Trust Agreement and (ii) the Depositor’s election not to exercise its right of first refusal under this Trust Agreement shall not be deemed a waiver of its rights under this Trust Agreement with respect to any other Third-Party Offers. Any transfer in violation of this Section 6.4(b) shall, to the fullest extent permitted by law, be null, void and of no effect whatsoever and the Trust (through the Depositor) may enforce this Section 6.4(b), without limitation, by injunction, specific performance or other equitable relief. Notwithstanding anything in this Trust Agreement to the contrary, the right of first refusal described in this Trust Agreement shall not be applicable with respect to a Permitted Transfer.
Section 6.5    Conditions to Admission of New Beneficial Owners. Any assignee or transferee of a Class 1 Beneficial Owner shall only become a Beneficial Owner upon such assignee’s or transferee’s written acceptance and adoption of this Trust Agreement, as manifested by its execution and delivery to the Manager of an executed agreement substantially in the form of Exhibit E, copies of which will be provided by the Manager to the Delaware Trustee and the Signatory Trustee.
Section 6.6    Limit on Number of Beneficial Owners. Notwithstanding anything to the contrary in this Trust Agreement, at no time shall the number of Beneficial Owners exceed 1,999 Persons. Any transfer that results in a violation of the preceding sentence shall, to the fullest extent permitted by law, be null, void and of no effect whatsoever.
Section 6.7    Representations and Acknowledgements of Beneficial Owners. Each Beneficial Owner hereby represents and warrants that it (a) is not acquiring its Beneficial Interest with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States; and (b) is aware of the restrictions on transfer that are applicable to the Beneficial Interests and will not offer, sell, pledge or otherwise transfer its Beneficial Interest except in compliance with all applicable securities laws and regulations. Each Beneficial Owner hereby acknowledges that (y) no Beneficial Interest may be sold, transferred or otherwise disposed of unless expressly permitted under this Trust Agreement and it is registered or qualified under the Securities Act and all other applicable laws of any applicable jurisdiction or an exemption therefrom is available in accordance with all other laws of any applicable jurisdiction; and (z) no Beneficial Interest has been or is expected to be registered under the Securities Act, and accordingly, all Beneficial Interests are subject to restrictions on transfer.
Section 6.8    Status of Relationship. This Trust Agreement shall not be interpreted to impose a partnership or joint venture relationship on the Beneficial Owners either at law or in equity. Accordingly, no Beneficial Owner shall have any liability for the debts or obligations incurred by any other Beneficial Owner, with respect to the Trust Estate, or otherwise, and no Beneficial Owner shall have any authority, other than as specifically provided in this Trust Agreement, to act on behalf of any other Beneficial Owner or to impose any obligation on any other Beneficial Owner with respect to the Trust Estate. Neither the power to give direction to the Delaware Trustee, the Signatory Trustee, the Manager, or any other Person nor the exercise thereof by any Beneficial Owner shall cause such Beneficial Owner to have duties (including fiduciary duties) or liabilities relating thereto to the Trust or to any Beneficial Owner.
Section 6.9    No Legal Title to Trust Estate. The Beneficial Owners shall not have legal title to the Trust Estate. The death, incapacity, dissolution, termination, or bankruptcy of any Beneficial Owner shall not result in the termination or dissolution of the Trust.
Section 6.10    In-Kind Distributions. Except as expressly provided in this Trust Agreement, no Beneficial Owner (a) has an interest in specific Trust property or (b) shall have any right to demand and receive from the Trust an in-kind distribution of the Trust Estate or any portion thereof. In addition, each Beneficial Owner expressly waives any right, if any, under the Statutory Trust Act to seek a judicial dissolution of the Trust, to terminate the Trust, or, to the fullest extent permit by law, to partition the Trust Estate.

Section 6.11    Rights and Powers of Class 2 Beneficial Owner Prior to Conversion Notice. Prior to the issuance of the Conversion Notice, the Class 2 Beneficial Owner shall have the right and power, at its sole discretion (but subject to the restrictions in Article 3), to:
(a)    Contribute additional assets to the Trust;
(b)    Cause the Trust to negotiate or re-negotiate loans or leases;
(c)    Cause the Trust to sell all or any portion of its assets and re-invest the proceeds of such sale or sales; and
(d)    Take any other action it deems appropriate in connection with the ownership and operation of the Real Estate.
It is expressly understood by the Class 2 Beneficial Owner that these powers are inconsistent with the ability to classify the Trust as an “investment trust” under Regulations Section 301.7701-4(c), and the Trust shall not be so classified prior to the issuance of the Conversion Notice. The Percentage Share of the Class 2 Beneficial Owner prior to the issuance of any Class 1 Beneficial Interests (pursuant to Section 6.14) shall be one hundred percent (100%).
Section 6.12    Issuance of Conversion Notice. The Class 2 Beneficial Owner may, at any time in its sole discretion, issue the Conversion Notice to the Delaware Trustee, the Signatory Trustee and the Manager. Upon issuance of the Conversion Notice, the Class 2 Beneficial Owner shall no longer have any of the rights or powers set forth in Section 6.11. Instead, the Class 2 Beneficial Owner shall have the same rights and powers as apply to a Class 1 Beneficial Owner (as set forth in Section 6.13). In no event may any Class 1 Beneficial Interests be issued to Investors until at least three (3) days after the issuance of the Conversion Notice.
Section 6.13    Rights and Powers of Class 1 Beneficial Owners. The Class 1 Beneficial Owners shall only have the right to receive distributions from the Trust as a result of the operations or sale of the Real Estate. The Class 1 Beneficial Owners shall not have the right or power to direct in any manner the Trust or the Manager in connection with the operation of the Trust or the actions of the Delaware Trustee, the Signatory Trustee or the Manager. In addition, the Class 1 Beneficial Owners shall not have the right or power to:
(a)    Contribute additional assets to the Trust (other than the initial contribution of cash in exchange for Class 1 Beneficial Interests);
(b)    Be involved in any manner in the operation or management of the Trust or its assets;
(c)    Cause the Trust to negotiate or re-negotiate loans or leases; or
(d)    Cause the Trust to sell its assets and re-invest the proceeds of such sale.
Section 6.14    Contributions by the Class 1 Beneficial Owners; Reduction in Class 2 Beneficial Interest. Upon the contribution of cash to the Trust by the Investors in exchange for

Class 1 Beneficial Interests, such Investors shall become Class 1 Beneficial Owners. The amount of cash contributed by, and the Percentage Share of, each Investor shall be determined by the Manager and shall be set forth in the Purchase Agreement for each Investor. All cash contributed by Investors in exchange for Class 1 Beneficial Interests shall be used by the Trust to repurchase a corresponding portion of the Class 2 Beneficial Interest then held by the Depositor. With respect to each contribution by a Class 1 Beneficial Owner and related repurchase of a portion of the Class 2 Beneficial Interest then held by the Depositor, the reduction of the Percentage Share of the Depositor shall be equal to the Percentage Share granted by the Trust to the contributing Class 1 Beneficial Owner and shall be reflected on the books and records of the Trust. All funds received by the Trust from the Investors after issuance of the Conversion Notice (less any amounts required to pay expenses of the Trust) shall be used to repurchase a corresponding portion of the Class 2 Beneficial Interest then held by the Depositor, so that in no event may such repurchase result in a net increase or decrease in the corpus of the Trust. In no event shall any Class 2 Beneficial Interests be reissued.
ARTICLE 7
DISTRIBUTIONS AND REPORTS

Section 7.1    Payments From Trust Estate Only. All payments to be made by the Manager under this Trust Agreement shall be from the Trust Estate.
Section 7.2    Operating Account. The Manager shall deposit all rents and other funds collected from the operation of the Real Estate in a reputable bank or financial institution in a trust or depository account (the “Operating Account”). The Manager shall maintain books and records of the funds from the Real Estate deposited in such account, interest earned thereon, and withdrawals therefrom. The Manager shall pay from the Operating Account the operating expenses of the Real Estate (other than those paid by a tenant of the Real Estate as set forth in its lease) and any other payments relative to the Real Estate as required by this Agreement.
Section 7.3    Distributions in General. The Manager shall distribute all available cash to the Beneficial Owners in accordance with their Percentage Share on a quarterly basis, after paying or reimbursing the Manager or the Delaware Trustee for any fees or expenses paid by the Manager or the Delaware Trustee on behalf of the Trust and paying the Manager’s annual fee, and retaining such additional amounts as the Manager determines are necessary to pay anticipated ordinary current and future Trust expenses (“Reserves”). Reserves and any other cash retained pursuant to this paragraph shall be invested by the Manager only in short-term obligations of (or guaranteed by) the United States, or any agency or instrumentality thereof and in certificates of deposit or interest-bearing bank accounts of any bank or trust companies having a minimum stated capital and surplus of $100,000,000 (a “Permitted Investment”). All such obligations must mature prior to the next distribution date, and be held to maturity. All amounts distributable to the Beneficial Owners pursuant to this Trust Agreement shall be paid by check or in immediately available funds by transfer to a banking institution, escrow bank or transfer agent, with wire transfer facilities for the account of such Beneficial Owner, as instructed from time to time by such Beneficial Owner on the last

Business Day of each calendar quarter, which amounts shall take into account for any Beneficial Owner any amounts required to be paid by the Trust or the Manager to any third party in connection with such Beneficial Owner’s ownership of any particular type of Class 1 Beneficial Interests.
Section 7.4    Distribution Upon Dissolution. In the event of the Trust’s dissolution in accordance with Article 9, all of the Trust Estate as may then exist after the winding up of its affairs in accordance with the Statutory Trust Act (including without limitation subsections (d) and (e) of Section 3808 of the Statutory Trust Act and providing for all costs and expenses, including any income or transfer taxes which may be assessed against the Trust, whether or not by reason of the dissolution of the Trust), shall, subject to Section 9.2, be distributed to those Persons who are then Beneficial Owners in their respective Percentage Shares.
Section 7.5    Cash and other Accounts; Reports by the Manager. The Manager shall be responsible for receiving all cash from the Master Tenant and placing such cash into one or more accounts as required under the distribution and investment obligations of the Trust under Section 7.3. The Manager shall furnish annual reports to each of the Beneficial Owners as to the amounts of rent received from the Master Tenant, the expenses incurred by the Trust with respect to the Real Estate (if any), the amount of any Reserves and the amount of the distributions made by the Trust to the Beneficial Owners.
ARTICLE 8
RELIANCE; REPRESENTATIONS; COVENANTS

Section 8.1    Good Faith Reliance. None of the Delaware Trustee, the Signatory Trustee or the Manager shall incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably and in good faith believed by such Person to be genuine and signed by the proper party or parties thereto. As to any fact or matter, the manner of ascertainment of which is not specifically described in this Trust Agreement, the Delaware Trustee, the Signatory Trustee and the Manager may for all purposes of this Trust Agreement rely on a certificate, signed by or on behalf of the Person executing such certificate, as to such fact or matter, and such certificate shall constitute full protection of the Delaware Trustee, the Signatory Trustee and the Manager for any action taken or omitted to be taken by them in good faith in reliance thereon, and the Delaware Trustee, the Signatory Trustee and the Manager may conclusively rely upon any certificate furnished to such Person that on its face conforms to the requirements of this Trust Agreement. Each of the Delaware Trustee, the Signatory Trustee and the Manager may (a) exercise its powers and perform its duties by or through such attorneys and agents as it shall appoint with due care, and it shall not be liable for the acts or omissions of such attorneys and agents; and (b) consult with counsel, accountants and other experts, and shall be entitled to rely upon the advice of counsel, accountants and other experts selected by it in good faith and shall be protected by the advice of such counsel and other experts in anything done or omitted to be done by it in accordance with such advice. In particular, no provision of this Trust Agreement shall be deemed to impose any duty on the Delaware Trustee, the Signatory Trustee or the Manager to take any action if such Person shall have been advised by counsel that such action may involve it in personal liability or is contrary to the terms of this Trust Agreement or to applicable law. For all purposes of this Trust Agreement, the Delaware Trustee and the Signatory Trustee shall be fully protected in relying upon the most recent Ownership Records delivered to it by the Manager.
Section 8.2    No Representations or Warranties as to Certain Matters. NONE OF THE DELAWARE TRUSTEE, THE SIGNATORY TRUSTEE OR THE MANAGER, EITHER WHEN ACTING UNDER THIS TRUST AGREEMENT IN ITS CAPACITY AS DELAWARE TRUSTEE, SIGNATORY TRUSTEE OR MANAGER OR IN ITS INDIVIDUAL CAPACITY, MAKES OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, LOCATION, VALUE, CONDITION, WORKMANSHIP, DESIGN, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE TRUST ESTATE OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE TRUST ESTATE OR ANY PART THEREOF.
None of the Delaware Trustee, the Signatory Trustee or the Manager makes any representation or warranty as to (a) the title, value, condition or operation of the Real Estate and (b) the validity or enforceability of Transaction Documents or as to the correctness of any statement contained in any thereof, except as expressly made by the Delaware Trustee, the Signatory Trustee or the Manager in its individual capacity. Each of the Delaware Trustee, the Signatory Trustee and the Manager represents and warrants to the Beneficial Owners that it has authorized, executed and delivered the Trust Agreement.
ARTICLE 9
TERMINATION

Section 9.1     Termination in General. The Trust shall not have perpetual existence and instead shall be dissolved and wound up in accordance with Section 3808 of the Statutory Trust Act upon the first to occur of a Transfer Distribution or the sale of Trust Estate pursuant to Section 9.3, at which time each Beneficial Owner’s Percentage Share of the Trust Estate shall be distributed to such Beneficial Owner in accordance with Section 7.4. Notwithstanding anything in this Section 9.1 or the Trust Agreement to the contrary, the Trust shall dissolve and wind up not later than twenty-one (21) years after the death of the last living descendant of Donald Trump, the 45th President of the United States, who was alive on the Acquisition Date.
Section 9.2    Termination to Protect and Conserve Trust Estate. Upon the first to occur of (a) a sale of the Trust Estate pursuant to Section 9.3 or (b) if the Conversion Notice has been issued and the Manager determines that (i) the Master Tenant has failed to timely pay rent due under the Master Lease after the expiration of any applicable notice and cure provisions in the Master Lease, if any, (ii) the Master Tenant files for bankruptcy, seeks appointment of a receiver, makes an assignment for the benefit of its creditors or there occurs any similar event, or (iii) the Trust is otherwise in violation of Section 3.2(c), and if the Manager determines in writing that dissolution of the Trust is necessary and appropriate to preserve and protect the Trust Estate for the benefit of the Beneficial Owners, then, in either case, the Trust shall dissolve and wind up in accordance with Section 3808 of the Statutory Trust Act and each Beneficial Owner’s Percentage Share of the Trust Estate shall be distributed to such Beneficial Owner in accordance with this Section 9.2 in full and complete satisfaction and redemption of their Beneficial Interests. Subject to the requirements of Section 3808 of the Statutory Trust Act, immediately before any such liquidating distributions, and only in the event that a distribution is to be made to the Beneficial Owners under this Section 9.2, the Manager shall transfer title to the assets comprising the Trust Estate to a newly formed Delaware limited partnership (the “LP”) that has a limited partnership agreement substantially similar to that set forth in Exhibit F (the “Transfer Distribution”). As part of the Transfer Distribution, the Manager shall cause the limited partnership interests in the LP to be distributed to the Beneficial Owners in complete satisfaction of their Beneficial Interests in order to consummate the dissolution of the Trust. To the fullest extent permitted by applicable law, the Manager shall be fully protected in any such determination made in good faith, and shall have no liability to any Person, including without limitation the Beneficial Owners, with respect thereto, and each Beneficial Owner hereby releases Manager from any liability (and waives any rights to claims) with respect to any such determination made in good faith. If a determination has been made to dissolve the Trust under this Section 9.2, the Manager may, in its discretion and upon advice of counsel, utilize such other form of transaction (including, without limitation, a conversion of the Trust into a limited partnership if then permitted by applicable law) to accomplish the transaction contemplated by the Transfer Distribution, provided that such alternative form of transaction is entered into to preserve and protect the Trust Estate for the benefit of the Beneficial Owners and is in compliance with the Statutory Trust Act.
Section 9.3    Sale of the Trust Estate. The Manager may sell the Trust Estate at any time, as determined by the Manager (in its sole discretion), upon providing notice to the Delaware Trustee that, in the Manager’s sole discretion, a sale of the Trust Estate is appropriate, provided, however, that the Manager shall exercise commercially reasonable efforts not to sell the Trust Estate prior to the latter of (A) the date as of which the Trust Estate has been held by the Trust for at least two (2) years, or (B) the second anniversary of the Closing Date, unless in either case there has been a material change with respect to the Trust Estate during such period that was not reasonably anticipated by the Manager prior to the start of such period. Any such sale of the Trust Estate shall occur as soon as practicable after the Manager has determined that such sale is appropriate. The Manager shall be responsible for (a) determining the fair market value of the Trust Estate, (b) providing notice to the Delaware Trustee that a sale of the Trust Estate is appropriate, (c) conducting the sale of the Trust Estate, and (d) after paying all amounts due to the Delaware Trustee under this Trust Agreement, and the Lender, if any, distributing the balance of the proceeds (net of applicable closing costs such as transfer taxes, title insurance and legal expenses) to the Beneficial Owners. The Delaware Trustee shall not be responsible for conducting the sale of the Trust Estate; provided, however, that the Delaware Trustee shall, at the Manager’s direction, execute any documents necessary to accomplish the sale of the Trust Estate as provided in this Trust Agreement. The Manager and the Delaware Trustee are expressly instructed to permit each Beneficial Owner to undertake its portion of the sale as a like-kind exchange within the meaning of Section 1031 of the Code or another type of tax-deferred exchange, including as described in Section 721 of the Code. Any sale of the Trust Estate shall be on an “as is, where is” basis and without any representations or warranties by the Delaware Trustee or the Manager (other than as to ownership of the Trust Estate and authority to enter into the sale). The Manager shall not have any obligation by virtue of this Trust Agreement to spend any of its own funds, or to take any action that could result in its incurring any cost or expense; provided, however, the Trust shall reimburse the Manager for any such out of pocket cost or expense reasonably incurred in connection with a sale of the Trust Estate to a third party as contemplated under this Trust Agreement, including, without limitation, any brokerage or consulting fees payable on such disposition and real estate transaction costs, including legal fees, title fees, transfer taxes, recording fees and other similar costs associated with selling real estate. To the extent that any such costs are incurred on behalf of the Manager, the Manager may remit any reimbursement provided for under this Section 9.3 to the party that incurred the costs on the Manger’s behalf.
Section 9.4    Distribution upon Sale or Transfer Distribution. It is the express understanding of the Depositor that upon a Transfer Distribution under Section 9.2 or a sale under Section 9.3, the Trust shall distribute the interests in the LP or the proceeds of the sale, respectively, to the holders of Beneficial Interests in the Trust.
Section 9.5    Certificate of Cancellation. Upon the completion of the dissolution and winding up of the Trust, upon receipt of a written direction from the Manager, the Certificate of Trust shall be cancelled by the Delaware Trustee who shall execute and cause a certificate of cancellation to be filed in the office of the Secretary of State.
ARTICLE 10
MISCELLANEOUS

Section 10.1    Limitations on Rights of Others. Nothing in this Trust Agreement, whether express or implied, shall give to any Person other than the Depositor, the Delaware Trustee, the Signatory Trustee, the Manager, the Beneficial Owners, and the Trust any legal or equitable right, remedy or claim under this Trust Agreement.
Section 10.2    Successors and Assigns. All covenants and agreements contained in this Trust Agreement shall be binding upon and inure to the benefit of the Depositor, the Delaware Trustee, the Signatory Trustee, the Manager, the Beneficial Owners, the Trust, and their successors and assigns, all as provided in this Trust Agreement. Any request, notice, direction, consent, waiver or other writing or action by any such Person shall bind its successors and assigns.
Section 10.3    Usage of Terms. With respect to all terms in this Trust Agreement, the singular includes the plural and the plural includes the singular; words importing any gender include the other gender; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Trust Agreement; references to Persons include their successors and permitted assigns; and the term “including” means including without limitation.
Section 10.4    Headings. The headings of the various Articles and Sections in this Trust Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions of this Trust Agreement.
Section 10.5    Amendments. To the fullest extent permitted by applicable law, this Trust Agreement may not be supplemented or amended, and no term or provision of this Trust Agreement may be waived, discharged, or terminated orally, but only by a signed writing.
Section 10.6    Notices. All notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms of this Trust Agreement shall be in writing, and given by (a) overnight courier, or (b) hand delivery and shall be deemed to have been duly given when received. Notices shall be provided to the parties at the addresses specified below.
If to the Depositor:
BC Exchange [●] TRS LLC
518 17th Street, Suite 1700
Denver, Colorado 80202
Attention:     Lainie Minnick
Facsimile:    (303) 577-9797
Telephone:    (303) 869-4600
Attention:     Joshua J. Widoff
Facsimile:    (303) 577-9797
Telephone:    (303) 869-4600

with a copy to:
Black Creek Diversified Property Fund Inc.
518 17th Street, Suite 1700
Denver, Colorado 80202
Attention:     Lainie Minnick
Facsimile:    (303) 577-9797
Telephone:    (303) 869-4600
Attention:     Joshua J. Widoff
Facsimile:    (303) 577-9797
Telephone:    (303) 869-4600

with a copy to:
Seyfarth Shaw LLP
233 S. Wacker Drive
Suite 8000
Chicago, Illinois 60606-6448
Attention:     Steven Meier
Facsimile:    (312) 460-754
Telephone:    (312) 460-5548

If to the Delaware Trustee:
The Corporation Trust Company
1209 Orange St
Wilmington, DE 19801

If to the Manager, to:
BC Exchange [●] Manager LLC518
17th Street, Suite 1700
Denver, Colorado 80202
Attention:     Lainie Minnick
Facsimile:    (303) 577-9797
Telephone:    (303) 869-4600
Attention:     Joshua J. Widoff
Facsimile:    (303) 577-9797
Telephone:    (303) 869-4600

with a copy to:
Black Creek Diversified Property Fund Inc.
518 17th Street, Suite 1700
Denver, Colorado 80202
Attention:     Lainie Minnick
Facsimile:    (303) 577-9797
Telephone:    (303) 869-4600
Attention:     Joshua J. Widoff
Facsimile:    (303) 577-9797
Telephone:    (303) 869-4600

with a copy to:
Seyfarth Shaw LLP
233 S. Wacker Drive
Suite 8000
Chicago, Illinois 60606-6448
Attention:     Steven Meier
Facsimile:    (312) 460-7548
Telephone:    (312) 460-5548

If to a Beneficial Owner, at such Person’s address as specified in the most recent Ownership Records.
From time to time the Depositor, Delaware Trustee, the Signatory Trustee or Manager may designate a new address for purposes of notice under this Trust Agreement by notice to the others, and any Beneficial Owner may designate a new address for purposes of notice under this Trust Agreement by notice to the Manager.
Section 10.7    Governing Law. This Trust Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Delaware (without regard to conflict of law principles). The laws of the state of Delaware pertaining to trusts (other than the Statutory Trust Act) shall not apply to this Trust Agreement.
Section 10.8    Counterparts. This Trust Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and to this Trust Agreement were upon the same instrument.
Section 10.9    Severability. Any provision of this Trust Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Trust Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, each of the parties hereby waives any provision of applicable law that renders any such provision prohibited or unenforceable in any respect.
Section 10.10    Signature of Beneficial Owners. Each Investor will execute the Signature Page for Assignee or Transferee Beneficial Owners of BC Exchange [●] DST, a Delaware statutory trust in substantially the form set forth in Exhibit E (the “Signature Page”) in connection with their acquisition of a Class 1 Beneficial Interests. By executing the Signature Page, each Investor hereby acknowledges and agrees to be bound by the terms of the limited partnership agreement contemplated under Section 9.2 and in the form substantially similar to that set forth in Exhibit F (the “LP Agreement”) when and if such limited partnership is formed and pursuant to Section 19.19 of the LP Agreement. In addition, in light of their agreement to this Section 10.10, each Investor hereby acknowledges and agrees that their signature to the LP Agreement will not be required as of the Kick-out Date (as defined in the LP Agreement).
Section 10.11    Arbitration. Any dispute, claim or controversy arising out of or relating to this Trust Agreement, or breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Trust Agreement, shall be determined by binding arbitration in Denver, Colorado, before a sole arbitrator selected by the Signatory Trustee (or by the Manager, if explicitly provided in this Trust Agreement) in its sole and absolute discretion. Arbitration shall be administered by JAMS pursuant to its Streamlined Arbitration Rules and Procedures. Judgment on the award may be entered in any court having jurisdiction. The arbitrator shall, in the award, allocate all of the costs of the arbitration (and the mediation, if applicable), including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail. Anything to the contrary in this Trust Agreement notwithstanding, the provisions of this Section 10.11 shall not apply with respect to any application made by any party to this Trust Agreement for injunctive relief under this Trust Agreement.
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IN WITNESS WHEREOF, each of the parties has caused this Trust Agreement to be duly executed as of the day and year first above written.
THE DEPOSITOR:
BC Exchange [●] TRS LLC, a Delaware limited liability company
By: Black Creek Exchange LLC, a Delaware limited liability company, its sole member
By: BCD TRS Corp., a Delaware corporation, its sole member
By: Black Creek Diversified Property Operating Partnership LP, a Delaware limited partnership, its sole shareholder
By: Black Creek Diversified Property Fund Inc., a Maryland corporation, its general partner
By:
Name: Lainie P. Minnick
Title: Chief Financial Officer

THE MANAGER AND SIGNATORY TRUSTEE:
BC Exchange [●] Manager LLC,
a Delaware limited liability company
By: BC Exchange Manager LLC, a Delaware limited liability company, its sole member
By: Black Creek Diversified Property Operating Partnership LP, a Delaware limited partnership, its sole member
By: Black Creek Diversified Property Fund Inc., a Maryland corporation, its general partner
By:
Name: Lainie P. Minnick
Title: Chief Financial Officer

THE DELAWARE TRUSTEE:
The Corporation Trust Company
By:_________________________
Name: ______________________
Title: _______________________